UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 11, 2012

Great Lakes Dredge & Dock Corporation

(Exact name of Registrant as specified in its charter)

Delaware	001-33225	20-5336063
(State or other jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2122 York Road

Oak Brook, Illinois 60523

(Address of Principal Executive Offices)

(630) 574-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 — Entry into a Material Definitive Agreement

On December 11, 2012 Great Lakes Dredge & Dock Corporation (“the Company”) entered into the first amendment (“First Amendment”) to the Company’s senior revolving credit facility dated June 4, 2012 with Wells Fargo Bank, National Association, as Administrative Agent, and other lenders (the “Credit Agreement”). The First Amendment amends the Credit Agreement by:

•	increasing the maximum Restricted Payment (as defined in the Credit Agreement) aggregate amount from $7,500,000 to $18,700,000 for only the 2012 fiscal year; and

•

establishing the maximum Restricted Payment aggregate amount in the 2013 fiscal year at $7,500,000 if the Current Consolidated Total Leverage Ratio (as defined in the Credit Agreement) is less than or equal to 2.5 to 1.00. The amendment does not change the maximum Restricted Payment aggregate amount after 2013.

The foregoing description of First Amendment does not purport to be complete and is qualified in its entirety by reference to the complete text thereof, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 8.01 — Other Events

On December 11, 2012 the Company issued a press release announcing that the Company’s Board of Directors approved a $0.25 per common share special dividend. This dividend will be payable on December 28, 2012 to shareholders of record at the close of business on December 21, 2012. A copy of the press release is furnished as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 — Financial Statements and Exhibits

(d)	Exhibits

The following exhibits are furnished herewith:

10.1	Amendment No. 1 to Credit Agreement dated December 11, 2012.

99.1	Press Release of Great Lakes Dredge & Dock Corporation dated December 11, 2012 announcing a special cash dividend.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREAT LAKES DREDGE & DOCK CORPORATION

/s/ William S. Steckel
Date: December 14, 2012	William S. Steckel
Senior Vice President and
Chief Financial Officer

EXHIBIT INDEX

Number	Exhibit

10.1	Amendment No. 1 to Credit Agreement dated December 11, 2012.

99.1	Press Release of Great Lakes Dredge & Dock Corporation dated December 11, 2012 announcing a special cash dividend.